UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014 (September 8, 2014)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Facility

On September 8, 2014, HC2 Holdings, Inc. (the “Company”) entered into a new senior unsecured credit facility consisting of a term loan in an aggregate principal amount of $17 million (the “Term Loan”) pursuant to a Credit Agreement (the “Credit Agreement”) by and among the Company, as Borrower, the lenders party thereto from time to time (the “Lenders”), Jefferies Finance LLC, as arranger, book manager, documentation agent and syndication agent, and Jefferies Finance LLC, as administrative agent. The proceeds from the Term Loan are being used by the Company for investments and for general corporate purposes. The Term Loan matures on February 28, 2016 or, if later, the date which is 91 days after the final maturity date of the loans under the Credit Agreement, dated as of May 29, 2014, among the Company, the subsidiary guarantors party from time to time thereto, the lender from time to time party thereto, Jefferies Finance LLC, as administrative agent, and certain other parties, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “May 2014 Credit Agreement”).

Fees and Interest. The Company agreed to pay to each Lender on the Closing Date an upfront fee equal to 4.00% of the aggregate amount of such Lender’s commitment, as well as the customary fees due to agents under the Credit Agreement. Borrowings under the Credit Agreement bear interest at a floating rate which can be, at the Company’s option, either (i) an alternate base rate plus an applicable margin of 9.00% per annum or (ii) a LIBOR borrowing rate for a specified interest period plus an applicable margin of 10.00% per annum. Until the date that the Company shall have discharged its obligations under the May 2014 Credit Agreement, accrued interest on the Term Loan shall be capitalized and added to the then-outstanding principal amount of the Term Loan. If all or a portion of the principal amount of the Term Loan under the Credit Agreement shall not be paid when due, the applicable interest rate will increase by 2.00% per annum until payment of such overdue amount.

Prepayments. Following the discharge of its obligations under the May 2014 Credit Agreement, the Company may voluntarily prepay any borrowing under the Credit Agreement at any time, subject to certain minimum prepayment requirements and the payment of customary “breakage” costs with respect to LIBOR loans. Following the discharge of its obligations under the May 2014 Credit Agreement, the Company is required to prepay its outstanding borrowings under the Credit Agreement, subject to certain exceptions and limitations, with all or a specified percentage of certain cash receipts, including (i) amounts released from escrow arrangements entered into in connection with certain Company transactions, (ii) the net cash proceeds received from certain asset sales (subject to certain reinvestment provisions), (iii) casualty events (subject to certain reinvestment provisions) and (iv) certain issuances of debt or equity.

Covenants. The Credit Agreement includes representations and covenants that are customary for credit facilities of this type, including but not limited to covenants that, subject to exceptions described in the Credit Agreement, restrict the ability of the Company and its subsidiaries to: (i) incur additional indebtedness; (ii) enter into, create, incur, assume or suffer to exist any liens; (iii) enter into sale and leaseback transactions; (iv) make investments, loans and advancements; (v) merge or consolidate with, or dispose of all or substantially all assets to, a third party; (vi) sell assets; (vii) make acquisitions; (viii) pay dividends; (ix) enter into transactions with affiliates; (x) prepay indebtedness; and (xi) issue capital stock.

Events of Default. The Credit Agreement includes customary events of default, including payment defaults to the Lenders, material inaccuracies of representations and warranties, covenant defaults, voluntary and involuntary bankruptcy proceedings, material money judgments, material ERISA events, certain change of control events and other customary events of default. The events of default are subject to certain exceptions and cure rights.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As described above, on September 8, 2014, the Company entered into the Credit Agreement. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Letter Agreement with Mesfin Demise

On September 11, 2014, the Company entered into a letter agreement with Mesfin Demise (the “Demise Letter Agreement”). The Demise Letter Agreement provides that Mr. Demise will be employed by the Company “at will” and contains the following additional terms:

•	Base Salary: Mr. Demise will receive an annual base salary of $165,000.

•	Discretionary Bonus: Mr. Demise is eligible to receive a discretionary annual cash bonus.

•	Initial Equity Grants: Mr. Demise is entitled to receive the following grants pursuant to the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan (the “Plan”):

•	15,000 shares of restricted stock, vesting in three equal installments, on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Demise’s continued employment with the Company on each vesting date; and

•	stock options to purchase 3,000 shares of the Company’s common stock, par value $0.001 per share, exercisable in three equal installments, on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Demise’s continued employment with the Company on such date.

The terms of the Plan are disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2014 (“Proxy Statement”).

•	Benefits and Perquisites: Mr. Demise is entitled to continue to participate in the benefit plans and programs of the Company at a level commensurate with her position.

The Demise Letter Agreement supersedes any prior agreements between Mr. Demise and the Company.

Mesfin Demise, joined the Company as Senior Accountant in April 2000 and became Chief Financial Officer, Corporate Controller and Treasurer in December 2013. Prior to his appointment as the Company’s Chief Financial Officer, Corporate Controller and Treasurer, Mr. Demise was Manager of Cost of Sales in 2001, Manager of Internal Audit and Sarbanes-Oxley Compliance Officer in 2004, Controller for USA division from 2007 to 2011 reporting to the CEO/CFO, and Senior Director of Finance for ICS division from 2011 to 2013. Prior to joining the Company, from August 1999 to 2000, Mr. Demise was Senior Accountant for Red, Hot and Blue, Inc. Mr. Demise is a certified public accountant and holds a Bachelor of Arts in Accounting and MIS from George Mason University..

Letter Agreement with Andrea L. Mancuso

On September 9, 2014, the Company entered into a letter agreement with Andrea L. Mancuso (the “Mancuso Letter Agreement”). The Mancuso Letter Agreement provides that Ms. Mancuso will be employed by the Company “at will” and contains the following additional terms:

•	Base Salary: Ms. Mancuso will receive an annual base salary of $210,000.

•	Discretionary Bonus: Ms. Mancuso is eligible to receive a discretionary annual cash bonus.

•	Initial Equity Grants: Ms. Mancuso is entitled to receive the following grants pursuant to the Plan:

•	30,000 shares of restricted stock, vesting in three equal installments, on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Ms. Mancuso’s continued employment with the Company on each vesting date; and

•	stock options to purchase 6,000 shares of the Company’s common stock, par value $0.001 per share, exercisable in three equal installments, on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Ms. Mancuso’s continued employment with the Company on such date.

The terms of the Plan are disclosed in the Proxy Statement.

•	Benefits and Perquisites: Ms. Mancuso is entitled to continue to participate in the benefit plans and programs of the Company at a level commensurate with her position.

The Mancuso Letter Agreement supersedes any prior agreements between Ms. Mancuso and the Company.

Andrea L. Mancuso, 43, joined the Company as Associate General Counsel in November 2011 and became Acting General Counsel and Corporate Secretary in September 2013. Prior to joining the Company, from August 2010 to September 2011, Ms. Mancuso was Senior Counsel and Assistant Corporate Secretary of SRA International, Inc. (“SRA”) and provided leadership and expertise to expedite the sale of SRA to a private equity firm. From March 2002 to September 2009, Ms. Mancuso was a Corporate & Securities Associate at Arnold & Porter LLP law firm advising clients on securities law matters and corporate transactions. Ms. Mancuso is a certified public accountant and, prior to becoming an attorney, held various accounting positions. Ms. Mancuso holds a Juris Doctor from Georgetown Law Center and a Bachelor of Science from Lehigh University.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

10.1

Credit Agreement, dated as of September 8, 2014, by and among HC2 Holdings, Inc., as Borrower, the lenders party thereto from time to time, Jefferies Finance LLC, as arranger, book manager, documentation agent and syndication agent, and

Jefferies Finance LLC, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: September 12, 2014	By:	/s/ Keith Hladek
	Name:	Keith Hladek
	Title:	Chief Operating Officer